                                    EXHIBIT A

                         UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF HAWAII

In re                                         )          Case No. 03-00817
                                              )
                                              )
                                              )
HAWAIIAN AIRLINES, INC., a Hawaii corporation,)          Chapter 11
                                              )
                                              )
                                              )
                           Debtor.            )
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                  THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
       JOSHUA GOTBAUM, AS CHAPTER 11 TRUSTEE FOR HAWAIIAN AIRLINES, INC.,
           THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, HHIC, INC.,
                  HAWAIIAN HOLDINGS, INC., AND RC AVIATION LLC,
                           DATED AS OF MARCH 11, 2005



ATTORNEYS FOR AS CHAPTER 11 TRUSTEE          ATTORNEYS FOR HAWAIIAN HOLDINGS,     ATTORNEYS FOR THE OFFICIAL COMMITTEE OF
                                             INC., HHIC, INC., AND RC AVIATION    UNSECURED CREDITORS
                                             LLC

Bruce Bennett, Esq.                          Jeffery C. Krause, Esq.              Brett H. Miller, Esq.
Sidney P. Levinson, Esq.                     Michael H. Goldstein, Esq.           Lorenzo Marinuzzi, Esq.
Joshua M. Mester, Esq.                       Eric D. Winston, Esq.                OTTERBOURG, STEINDLER, HOUSTON & ROSEN
John L. Jones II, Esq.                       STUTMAN, TREISTER & GLATT P.C.       230 Park Avenue
HENNIGAN, BENNETT & DORMAN LLP               1901 Avenue of the Stars,            New York, NY  10169
601 South Figueroa St., Suite 3300           Suite 1200
Los Angeles, California  90017               Los Angeles, CA  90067                         And

          And                                         And
Tom E. Roesser, Esq.                         Simon Klevansky, Esq                 James A. Wagner, Esq.
Katherine G. Leonard, Esq.                   GELBER, GELBER, INGERSOLL &          Chuck C. Choi, Esq.
CARLSMITH BALL LLP                           KLEVANSKY                            WAGNER, CHOI & EVERS

ASB Tower, Suite 2200                        Topa Financial Center, Suite 1400    745 Fort Street
1001 Bishop Street                           745 Fort Street                      Honolulu, Hawaii  96813
Honolulu, Hawaii  96809                      Honolulu, HI  96813-3823


         Joshua Gotbaum (the "TRUSTEE"), the duly appointed chapter 11 trustee for Hawaiian Airlines, Inc. (the "DEBTOR"), the Official Committee of Unsecured
Creditors (the "COMMITTEE"), Hawaiian Holdings, Inc. ("HHI"), HHIC, Inc.
("HHIC"), and RC Aviation, LLC ("RC AVIATION"), hereby propose the following
Joint Plan of Reorganization (the "JOINT PLAN") pursuant to chapter 11 of the
Bankruptcy Code:

                                  INTRODUCTION

         The Joint Plan defines the Debtor's financial structure from and after the Effective Date, including the ownership interests in the Reorganized Debtor.
Among other things, the Joint Plan designates classes of Claims and classes of
Interests, identifies each Class of Claims or Interests as unimpaired or impaired, provides for the satisfaction of all Claims against and Interests in the Debtor, and provides adequate means for the implementation of the Joint
Plan.

         A separate document, entitled the "Disclosure Statement in Support of
Joint Plan of Reorganization" (the "DISCLOSURE STATEMENT"), accompanies the
Joint Plan. The Disclosure Statement is intended to provide information sufficient to enable you to determine whether to vote for or against the Joint
Plan. Along with the Joint Plan and the Disclosure Statement, Holders of Claims
and Interests entitled to vote on the Joint Plan will receive a Ballot for voting on the Joint Plan.

         The Joint Plan Proponents strongly recommend that you review thoroughly both the Joint Plan and Disclosure Statement before deciding to accept or reject the Joint Plan.

                                   ARTICLE I
                      DEFINITIONS AND CONSTRUCTION OF TERMS

     1. Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

               1.1 "AA" means American Airlines, Inc.

               1.2 "ADMINISTRATIVE EXPENSE CLAIM" means any claim alleged to have priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estate of the Debtor, any actual and necessary expenses of operating the business of the Debtor during the Reorganization Case, all compensation and reimbursement of expenses allowed by the Bankruptcy Court under sections 330 or
503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States
Code.

               1.3 "ALLOWED CLAIM" means a Claim to the extent that: (a) Such
Claim is an Administrative Expense Claim and: (i) a request for payment or Final
Fee Application for such Claim is timely Filed under Section 2.3.1 or Section
2.3.2, whichever is applicable, or is deemed timely filed by Final Order; and
(ii) the Claim is Allowed as set forth in Article IV or Article V; or (b) Such
Claim is a Priority Tax Claim, or a Claim that if Allowed would be a Class 1 through 6 Claim, and a proof of such Claim is timely Filed or is deemed timely
Filed by Final Order, or under Bankruptcy Code Section 1111(a); and (i) no party in interest with standing Files and serves on the holder of such Claim an objection to the Claim by the applicable Objection Deadline set forth in Section
1.28 and the Claim is not otherwise a Disputed Claim; (ii) such Claim is Allowed
(and only to the extent Allowed) by Final Order or agreement between the holder of the Claim and (A) the Debtor, if such agreement is entered into before the
Effective Date and is approved by Final Order; or (B) the Reorganized Debtor, if such agreement is

entered into after the Effective Date and is authorized by Final Order or as set forth in Section 8.2; or (iii) such Claim is deemed to be Allowed in accordance with the Joint Plan.

               1.4 "ALLOWED ADMINISTRATIVE EXPENSE CLAIM" means an
Administrative Expense Claim, to the extent it is or has become an Allowed
Claim.

               1.5 "ALLOWED OTHER PRIORITY CLAIM" means an Other Priority Claim, to the extent it is or has become an Allowed Claim.

               1.6 "ALLOWED OTHER SECURED CLAIM" means an Other Secured Claim, to the extent it is or has become an Allowed Claim.

               1.7 "ALLOWED PRIORITY TAX CLAIM" means a Priority Tax Claim, to the extent it is or has become an Allowed Claim.

               1.8 "ALLOWED SECURED CLAIM" means a Secured Claim, to the extent it is or has become an Allowed Claim.

               1.9 "ALLOWED UNSECURED CLAIM" means an Unsecured Claim, to the extent it is or has become an Allowed Claim.

               1.10 "ALLOWED INTEREST" means any Interest in the Debtor that is registered in the stock register maintained by or on behalf of the Debtor as of the Petition Date and to which no objection to the allowance thereof has interposed within the applicable period of time fixed by the Joint Plan, the
Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or as to which an objection has been interposed and such Interest has been allowed in whole or in part by a Final Order. HHI and HHIC are the only holders of Allowed
Interests.

               1.11 "ALPA COLLECTIVE BARGAINING AGREEMENT" means that certain collective bargaining agreement between the Debtor and the Air Line Pilots
Association, International.

               1.12 "AMENDED AND RESTATED ARTICLES OF INCORPORATION" means the amended and restated Articles of Incorporation of Reorganized Debtor in substantially the form included in the Joint Plan Appendix.

               1.13 "AMENDED AND RESTATED BYLAWS" means the amended and restated
Bylaws of Reorganized Debtor in substantially the form included in the Joint
Plan Appendix.

               1.14 "ANSETT" means AWMS I, a Delaware statutory trust.

               1.15 "ANSETT CLAIM" means the Claim asserted by Ansett in the amount of $107,506,114, and which is Allowed in an amount no less than
$106,320,000.

               1.16 "ARTICLES OF INCORPORATION" means the Amended and Restated
Articles of Incorporation of Hawaiian Airlines, Inc., as amended and in effect as of the date hereof.

               1.17 "BALLOT" means the form or forms distributed to each holder of an impaired Claim or Interest entitled to vote on the Joint Plan on which the holder indicates acceptance or rejection of the Joint Plan or any election for treatment of such Claim under the Joint Plan.

               1.18 "BANKRUPTCY CODE" means title 11 of the United States Code,
11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

               1.19 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Hawaii.

               1.20 "BANKRUPTCY RULES" means, collectively, the Federal Rules of
Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

               1.21 "BAR DATE" means the applicable bar date by which a proof of
Claim must be or must have been Filed.

               1.22 "BAR DATE ORDER" means the order of the Bankruptcy Court entered on November 7, 2003, establishing January 26, 2004 as the Bar Date for
Filing proofs of Claims and proofs of Interest in the Reorganization Case, as the same may be amended, modified or supplemented.

               1.23 "BOEING" means Boeing Capital Corporation, BCC Equipment
Leasing Corporation and Wells Fargo Bank Northwest, N.A. solely in its capacity as Owner Trustee acting on behalf of BCC Equipment Leasing Corporation (formerly known as MDFC Equipment Leasing Corporation).

               1.24 "BOEING CLAIM" means the Claims allowed by the Bankruptcy
Court, by order dated September 27, 2004, as unsecured Class 5 Claims in the amount of $66,500,000.

               1.25 "BOEING MOU" means that Memorandum of Understanding between
Boeing and the Trustee dated September 15, 2004.

               1.26 "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

               1.27 "CASH" means legal tender of the United States of America and equivalents thereof.

               1.28 "CLAIM" means a "claim," as defined in section 101(5) of the
Bankruptcy Code, against the Debtor.

               1.29 "CLAIMS OBJECTION BAR DATE" means, for all Claims and all
Interests, other than those Claims and Interests expressly not specifically allowed in the Joint Plan, the later of: (a) 90 days after the Effective Date;
(b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Joint Plan, the
Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such
Claim.

               1.30 "CLAIMS RESERVES" means, collectively the Unsecured Claims
Reserve and any other claims reserves that may be established pursuant to the
Joint Plan.

               1.31 "CLASS" means a class of Claims or Interests, as described in Article II.

               1.32 "CLASS 5 NOTES" means notes issued to those Holders of Lease
Related Claims that have elected the Class 5 Note Consideration under Section
4.5.1.2, and with terms set forth in Section 4.5.1.3 herein.

               1.33 "COMMITTEE" means the Official Committee of Unsecured
Creditors of Hawaiian Airlines, Inc. appointed by the United States Trustee in the Reorganization Case.

               1.34 "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

               1.35 "CONFIRMATION DATE" means the date on which the Bankruptcy
Court enters the Confirmation Order on its docket within the meaning of
Bankruptcy Rules 5003 and 9021.

               1.36 "CONFIRMATION HEARING" means the hearing held by the
Bankruptcy Court on Confirmation of the Joint Plan, as such hearing may be continued from time to time.

               1.37 "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Joint Plan pursuant to section 1129 of the Bankruptcy Code.

               1.38 "CONVENIENCE CLAIM" means any Claim against the Debtor that meets the following conditions: (a) the Claim is not (i) an Administrative
Expense Claim, (ii) a Tax Claim, (iii) an Other Priority Claim, or (iv) a
Secured Claim; and (b) such Claim, when aggregated with all similar Claims of such Holder, are Allowed in the amount of $5,000 or less.

               1.39 "CURE AMOUNT CLAIM" means a Claim based upon the Debtor's defaults under an Executory Contract and Unexpired Lease at the time such contract or lease is assumed by the Trustee under section 365 of the Bankruptcy
Code, including any actual pecuniary loss resulting from such default, but shall not include defaults arising from a provision relating to (i) the insolvency or financial condition of the Debtor at any time before the closing of the
Reorganization Case, (ii) the commencement of the Reorganization Case, (iii) the appointment of or taking possession by the Trustee, or (iv) the satisfaction of any penalty rate or provision relating to a default arising from any failure by the Debtor to perform nonmonetary obligations under the Executory Contract or
Unexpired Lease.

               1.40 "DATE OF ASSESSMENT" means in the case of a Priority Tax
Claim the later of (a) first Business Day following the ninetieth day after a notice of deficiency in respect of such Allowed Priority Tax Claim is issued and
(b) if a case is commenced in the United States Tax Court, the date any judgment of the United States Tax Court determining the amount of any Claim for taxes against the Debtor becomes final and, in the case of any other Priority Tax
Claim, sixty days after the date any such Claim becomes an Allowed Claim.

               1.41 "DEBTOR" means Hawaiian Airlines, Inc., as the chapter 11 debtor in the Reorganization Case.

               1.42 "DEFICIENCY AMOUNT" means the amount, if any, by which the
Allowed amount of a Secured Claim exceeds the value of the collateral securing such Claim or the amount by which a Claim subject to setoff exceeds the Allowed amount of any setoff.

               1.43 "DEFICIENCY CLAIM" means any Claim against the Debtor representing a Deficiency Amount.

               1.44 "DERIVATIVE CAUSE OF ACTION" means a claim that is property of the Debtor's Estate pursuant to Section 541 of the Bankruptcy Code.

               1.45 "DEUTSCHE BANK" means Deutsche Bank Securities, Inc.

               1.46 "DISBURSING AGENT" means (a) an Entity designated by the
Reorganized Debtor to act as a Disbursing Agent and/or (b) the Reorganized
Debtor, as applicable, pursuant to section 8.1 of this Joint Plan.

               1.47 "DISCLOSURE STATEMENT" means the disclosure statement
(including all exhibits and schedules thereto or referenced therein) that relates to the Joint Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

               1.48 "DISCLOSURE STATEMENT ORDER" means the order entered by the
Bankruptcy Court approving the Joint Disclosure Statement as containing adequate information in accordance with section 1125 of the Bankruptcy Code.

               1.49 "DISPUTED CLAIM" means (a) a Claim that is listed on the
Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection on or before the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; (b) a
Claim that is listed on the Debtor's Schedules as disputed, contingent or unliquidated; or (c) if a proof of Claim or request for payment of an
Administrative Expense Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on the Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on the Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on the Debtor's Schedules as disputed, contingent or unliquidated;
(iv) a Claim for which an objection has been Filed by the Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, by the Claims
Objection Bar Date, and such objection has not been withdrawn or denied by a
Final Order; or (v) a Tort Claim.

               1.50 "DISTRIBUTION RECORD DATE" means the close of business on the Confirmation Date.

               1.51 "EFFECTIVE DATE" means a day, as determined by the Trustee and the HHI Parties, after consultation with the Committee, that is the Business
Day as soon as reasonably practicable after all conditions to the Effective Date in Section 10.2 have been met or waived pursuant to Section 10.3.

               1.52 "ENTITY" means a person (as defined in section 101(15) of the Bankruptcy Code), an estate, a trust, a governmental unit and the United
States Trustee.

               1.53 "ESTATE" means the estate created for Hawaiian Airlines,
Inc. in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

               1.54 "EXECUTORY CONTRACT AND UNEXPIRED LEASE" means a contract or lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

               1.55 "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Case.

               1.56 "FINAL ORDER" means an order or judgment of the Bankruptcy
Court, or other court, as entered on the docket in any Reorganization Case or the docket of such other court, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

               1.57 "HHI" means Hawaiian Holdings, Inc.

               1.58 "HHI COMMON STOCK" means the common stock of HHI.

               1.59 "HHI COMMON STOCK DISTRIBUTION PRICE" means the price of a share of HHI Common Stock equal to the average closing price of HHI Common Stock on the American

Stock Exchange for the twenty (20) Trading Days following the date of the entry of the Disclosure Statement Order, provided however, that in no event such value of a share of HHI Common Stock shall be less than $5 per share or more than $8 per share, which amounts shall be subject to adjustment for stock splits, stock dividends, or rights offering.

               1.60 "HHI PARTIES" means HHI, HHIC, and RC Aviation.

               1.61 "HHIC" means HHIC, Inc.

               1.62 "HOLDER" means the beneficial owners of any Claim, Interest or Administrative Expense, which, in the case of an investment company, shall be the investment company and not their shareholders, and which in the case of an insurance company, shall be the insurance company and not their insured.

               1.63 "ILFC" means International Lease Finance Corporation.

               1.64 "INTEREST" means the interest of any holder of an equity security of the Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to purchase, sell, or subscribe to such interest in the Debtor.

               1.65 "JOINT PLAN" means this joint plan of reorganization for
Hawaiian Airlines, Inc. proposed by the Joint Plan Proponents, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

               1.66 "JOINT PLAN APPENDIX" means a supplemental appendix to the
Joint Plan that will contain the draft form of the Joint Plan Documents to be entered into as of the Effective Date, to be filed no later than 10 days before the date of the Confirmation Hearing, and in any event no later than 5 days prior to the Voting Deadline. Documents to be included in the Joint Plan
Appendix will be posted at [website] as they become available, but no later than
5 days prior to the Voting Deadline.

               1.67 "JOINT PLAN DOCUMENTS" means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the
Joint Plan on the Effective Date, including, but not limited to (i) Amended and
Restated Articles of Incorporation; (ii) Amended and Restated Bylaws; (iii)
Class 5 Notes; and (iv) the litigation trust agreement referenced in Section
8.6.

               1.68 "JOINT PLAN PROPONENTS" means the Trustee, the Committee,
HHIC, HHI, and RC Aviation.

               1.69 "LEASE RELATED CLAIMS" means any Allowed Claim arising from the rejection or modification of leases or rental agreements related to aircraft and related aircraft parts with the Debtor, including without limitation the
Ansett Claim, and those Claims held by Boeing, ILFC, Deutsche Bank, and AA.

               1.70 "LIENS" means any mortgage, pledge, deed of trust,
assessment, security interest, lease, lien, adverse claim, levy, charge, constructive trust claim, equitable lien or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

               1.71 "MANAGEMENT COMPENSATION PLAN" means that certain Management
Incentive Plan approved by the Bankruptcy Court on July 16, 2004.

               1.72 "MINIMUM CASH BALANCE" means $70 million in unrestricted
Cash on January 31, 2005, with such amount adjusted for other monthly ends based on seasonality.

               1.73 "NOTICE OF EFFECTIVE DATE" means the notice to be mailed by the Reorganized Debtor (or its agent) to all known holders of Claims and
Interests notifying them of: (a) the entry of the Confirmation Order; (b) the occurrence of the Effective Date; (c) the treatment of executory contracts and unexpired leases as provided under the Joint Plan, and the bar dates for Claims relating to executory contracts and unexpired leases; (d) the bar date for
Administrative Claims through the Effective Date under Section 2.3.1; and (e)
the name and address of the Reorganization Debtor.

               1.74 "ORDINARY COURSE PROFESSIONALS ORDER" means the Order
Pursuant to sections 105(a), 327, 328 and 330 of the Bankruptcy Code Authorizing
Debtor to Employ Professionals Utilized in the Ordinary Course of Business (D.I.
73), on March 31, 2003.

               1.75 "ORDINARY COURSE ADMINISTRATIVE EXPENSES" means Allowed
Administrative Expenses that represent obligations incurred for goods and services provided to the Debtor in the ordinary course of its business during the Reorganization Case, but shall not include federal Tax Claims other than federal Tax Claims for income tax liability for calendar years 2004 and 2005.

               1.76 "OTHER PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Expense Claim or a Priority Tax Claim.

               1.77 "PETITION DATE" means March 21, 2003.

               1.78 "PILOTS' PENSION PLAN" means the retirement plan for the
Debtor's pilots provided in the Hawaiian Airlines 2000 Pilots Agreement, as amended.

               1.79 "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

               1.80 "PROFESSIONAL" means any professional employed in the
Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases under or pursuant to section 503(b)(4) of the Bankruptcy Code.

               1.81 "PROFESSIONAL FEE CLAIM" means a Claim under sections
330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a
Professional or other Entity for services rendered or expenses incurred in the
Reorganization Cases.

               1.82 "PROFESSIONAL FEE ORDER" means the "Order Establishing
Procedures For Interim Compensation Of Chapter 11 Professionals and Committee
Members" on or about March 24, 2003 (D.I. 86).

               1.83 "RC AVIATION" means RC Aviation LLC.

               1.84 "RC AVIATION CONTROLLED CLAIMS" means any Claim, including without limitation the Ansett Claim and the Boeing Claim, owned or controlled by
HHI, HHIC, RC Aviation, or any of their respective affiliates.

               1.85 "RECOVERY ACTION(S)" means, collectively and individually:
(a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 541, 542, 544, 545, 547,
548, 549, 550, 551, and 553 of the

Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law; (b) claims or causes of action to recover illegal dividends or stock redemptions and similar claims; (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of the Debtor; and (d) claims or causes of action of the Debtor based on unjust enrichment against an officer or director, for fraud, breach of fiduciary duty, mismanagement, malfeasance or relating to the provision of retiree medical benefits or director and officer liability insurance or indemnification.

               1.86 "REINSTATED" or "REINSTATEMENT" means rendering a Claim or
Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code.
Unless the Joint Plan specifies a particular method of Reinstatement, when the
Joint Plan provides that an Allowed Claim will be Reinstated, such Claim will be
Reinstated, at the Trustee's and the HHI Parties' discretion, after consultation with the Committee, in accordance with one of the following: (a) the legal, equitable and contractual rights to which such Claim entitles the holder will be unaltered; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) any such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy
Code, will be cured; (ii) the maturity of such Claim as such maturity existed before such default will be reinstated; and (iii) the holder of such Claim will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim will not otherwise be altered.

               1.87 "REORGANIZATION CASE" means the bankruptcy case pending for the Debtor in the Bankruptcy Court, captioned In re Hawaiian Airlines, Inc.,
Case No. 03-00817.

               1.88 "REORGANIZED DEBTOR" means Hawaiian Airlines, Inc. a
Delaware Corporation, immediately upon the Debtor's merger into HHIC upon the
Effective Date.

               1.89 "RESTRUCTURING SUPPORT AGREEMENT" means that certain
Restructuring Support Agreement between the Trustee, HHI and RC Aviation dated
August 26, 2004.

               1.90 "RESTRUCTURING TRANSACTIONS" means the transactions
described in Section 5.2, which are also described in the Restructuring Support
Agreement.

               1.91 "RIGHTS OF ACTION" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise and whether commenced before or after the Effective Date, including Derivative Causes of Action and Recovery Actions.

               1.92 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtor, as the same may have been or may be amended, modified or supplemented.

               1.93 "SECURED CLAIM" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections
506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

               1.94 "SECURED TAX CLAIM" means a Priority Tax Claim that is also a Secured Claim.

               1.95 "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a
stipulation or other agreement between, on the one hand, the Debtor or the
Reorganized Debtor and, on the other hand, a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the Allowed amount, priority, and/or secured status of a Claim or Interest.

               1.96 "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Entity.

               1.97 "TORT CLAIM" means any Claim that has not been settled, compromised or otherwise resolved that (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

               1.98 "TRADING DAY" means any day in which trading may take place of HHI Common Stock on the American Stock Exchange.

               1.99 "TRUSTEE" means Joshua Gotbaum as the duly appointed chapter
11 trustee in the Reorganization Case.

               1.100 "UNCLAIMED PROPERTY" shall have the meaning ascribed to such term in Section 7.6 herein.

               1.101 "UNINSURED CLAIM" means any Claim that is not an Insured
Claim.

               1.102 "UNSECURED CLAIM" means any Claim that is not an
Administrative Expense Claim, Cure Amount Claim, Other Priority Claim, Priority
Tax Claim, Secured Claim, Convenience Claim, and Lease Related Claim.

               1.103 "VOTING DEADLINE" means the date and time set by the
Bankruptcy Court as the deadline for submitting Ballots to accept or reject the
Joint Plan in accordance with section 1126 of the Bankruptcy Code.

Interpretation; Application of Definitions and Rules of Construction.
--------------------------------------------------------------------

         Unless otherwise specified, all section, schedule or exhibit references in this Joint Plan are to the respective section in, article of, or schedule or exhibit to, this Joint Plan, as the same may be amended, waived or modified from time to time.

         The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Joint Plan as a whole and not to any particular section, subsection, or clause contained in the Joint Plan.

         The rules of construction contained in section 102 of the Bankruptcy
Code shall apply to the construction of this Joint Plan.

         Any capitalized term used herein and not defined herein but defined in the Bankruptcy Code shall have the meaning assigned to such term in the
Bankruptcy Code.

                                   ARTICLE II
                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

               2.1 Administrative Expense Claims. Except as provided in Section
2.2 below or to the extent that the holder of an Allowed Administrative Expense
Claim agrees to a different treatment, the Reorganized Debtor shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative
Expense Claim, or as soon thereafter as is practicable; provided, however, that all Ordinary Course Administrative Expenses may be paid by the Reorganized
Debtor in the ordinary course of business in accordance with the terms and conditions of agreements relating thereto. The Confirmation Order shall contain a bar date for purposes of assertion and allowance of Administrative Expense
Claims, other than Ordinary Course Administrative Expenses.

               2.2 Compensation and Reimbursement Claims. Except as provided in
Section 2.3, all Entities that are awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with section 330 or 331 of the
Bankruptcy Code or entitled to the priority pursuant to section 503(b)(2),
503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date on which the Bankruptcy Court order allowing such Claim becomes a Final Order, or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and
Reorganized Debtor.

               2.3 Bar Dates for Administrative Expense Claims.

                   2.3.1 General Bar Date Provisions. Except as otherwise
provided herein and except for Ordinary Course Administrative Expenses, unless previously Filed, requests for payment of Administrative Expense Claims must be
Filed and served on the Reorganized Debtor, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date (the "ADMINISTRATIVE CLAIMS BAR
DATE"). Holders of Administrative Expense Claims that are required to File and serve a request for payment of such Administrative Expense Claims and that do not File and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Expense Claims against the Debtor or
Reorganized Debtor or their respective property, and such Administrative Expense
Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtor and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Expense
Claims.

                   2.3.2 Bar Dates for Certain Administrative Expense Claims.
Professionals or other Entities asserting a Professional Fee Claim for services rendered to the Estate before the Effective Date must File and serve on
Reorganized Debtor and such other Entities who are designated by the Bankruptcy
Rules, the Confirmation Order, the Professional Fee Order or other order of the
Bankruptcy Court an application for final allowance of such Professional Fee
Claim, as it relates to services provided to the Estate, no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary
Course Professionals
                                       10

Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date from Reorganized
Debtor, without further Bankruptcy Court review or approval, in accordance with the terms and conditions of the Ordinary Course Professionals Order. Objections
to any Professional Fee Claim must be Filed and served on Reorganized Debtor and the requesting party by the later of (1) 90 days after the Effective Date or (2)
30 days after the Filing of the applicable request for payment of the
Professional Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Professional Fee Order, regarding the payment of Professional Fee
Claims.

                   2.3.3 Bar Date for Certain Administrative Tax Claim of the
United States. Any request for payment of an Administrative Expense Claim asserted by the United States for federal income taxes for calendar year 2003
(the "IRS ADMINISTRATIVE TAX CLAIM") must be Filed and served on the Reorganized
Debtor, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 90 days after the
Effective Date (the "ADMINISTRATIVE TAX CLAIM BAR DATE"), provided, however, the
Administrative Tax Claim Bar Date may be extended from time to time upon the mutual agreement of the Reorganized Debtor and the United States or pursuant to an order of the Court. If the United States does not File and serve a request for payment of the IRS Administrative Tax Claim by the applicable Administrative
Tax Claim Bar Date, the United States will be forever barred from asserting such
IRS Administrative Tax Claims against the Debtor or Reorganized Debtor or their respective property, and such IRS Administrative Tax Claims will be deemed discharged as of the Effective Date. Objections to such IRS Administrative Tax
Claims must be Filed and served on the Reorganized Debtor and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Expense
Claims.

               2.4 Payment of Priority Tax Claims. The Allowed Priority Tax
Claim held by any taxing authority relating to any taxable year shall be the lesser of: (a) the Allowed Claim held by such Entity; (b) the estimated claim amount held by such Entity, if estimated by the Bankruptcy Court for purposes of allowance; or (c) the amount of such claim as determined by any administrative or judicial tribunal of competent jurisdiction before which such issue is brought by final order or as compromised and settled by the Reorganized Debtor and such taxing authority. Notwithstanding any other provision of this Joint
Plan to the contrary, payments in respect of Allowed Priority Tax Claims shall not be made on the Effective Date, but rather shall, at the sole option and discretion of Reorganized Debtor be made (a) in full, in Cash, on the later of the Effective Date or the Date of Assessment, (b) in accordance with section
1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in up to twenty-four
(24) equal quarterly installments, commencing on the first Business Day following the Date of Assessment of such Allowed Priority Tax Claim, together with interest from the Date of Assessment at a rate of five percent (5%), or (c)
by mutual agreement of the holder of such Allowed Priority Tax Claim and
Reorganized Debtor.

               2.5 Other Provisions Concerning Treatment of Priority Tax Claims.
Notwithstanding the provisions of Section 2.4, the holder of an Allowed Priority
Tax Claim shall not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim.
Any such Claim or demand for any such penalty shall be subject to treatment in
Class 4 if not subordinated to Class 4 Claims pursuant to an order of the
Bankruptcy Court. The holder of an Allowed Priority Tax Claim shall not assess or attempt to collect any penalty arising with respect to or in consideration with

                                       11

such Allowed Priority Tax Claim from the Debtor, Reorganized Debtor or their respective property, but such holder may timely file a Claim for such penalty with respect to a Tax Claim that arises prior to the Effective Date.

                                  ARTICLE III
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

               3.1 Claims, other than Administrative Expense Claims and Priority
Tax Claims, and Equity Interests are classified for all purposes, including, where applicable, voting, confirmation, and distribution pursuant to the Joint
Plan, as follows:

                           Class 1 - Secured Tax Claims

                           Class 2 - Other Secured Claims

                           Class 3 - Other Priority Claims

                           Class 4 - Unsecured Claims

                           Class 5 - Lease Related Claims

                           Class 6 - Convenience Claims

                           Class 7 - Interests

                                   ARTICLE IV
                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

               4.1 CLASS 1 - SECURED TAX CLAIMS. Class 1 consists of Secured Tax
Claims.

                   4.1.1 Treatment. Class 1 is unimpaired under the Joint Plan, and the legal, equitable, and contractual rights of the Holders of Allowed Class
1 Claims are unaltered by the Joint Plan. Unless the Holder of such Claim and the Debtor agree to a different treatment, each holder of an Allowed Class 1
Claim shall receive the legal, equitable, and contractual rights to which such
Claim entitles the holder thereof. Any default with respect to any Allowed Class
1 Claim that existed immediately prior to the filing of the Case shall be cured upon the Effective Date.

                   4.1.2 Voting. Class 1 is unimpaired. The Holders of Claims in
Class 1 will not vote to accept or reject the Joint Plan.

               4.2 CLASS 2 - OTHER SECURED CLAIMS. Class 2 consists of all Other
Secured Claims. Each Allowed Class 2 Claim shall be deemed to separately classified from all other Allowed Claims.

                   4.2.1 Treatment. On the Effective Date, at the election of the Reorganized Debtor, the Holder of each Allowed Other Secured Claim shall, on account of such Claim, either: (i) be paid in Cash in full, (ii) have surrendered to it, without representation or warranty, the collateral securing its Claim, (iii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (A) be paid a cure of any such default that occurred prior to the Effective Date, other than a default of a kind specified in section 365(b)(2) of this title, (B) have Reinstated the maturity of such Claim as such maturity existed before such default, (C) be compensated for any damages incurred as a result of any reasonable reliance by

                                       12

such Holder on such contractual provision or such applicable law, and (D)
otherwise not have altered the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim, or (iv) have left unaltered the legal, equitable, and contractual rights to which such Claim entitles the Holder of such Claim. In the case of option (ii) or (iii), in the event that any such
Claim is not completely satisfied by such distribution, the Deficiency Amount will constitute a Deficiency Claim against the Debtor and will be classified in the appropriate other Class and will receive the same treatment as other Claims in such Class. Any Holder of an Other Secured Claim may agree to accept less favorable treatment.

                   4.2.2 Voting. Class 2 is unimpaired. The Holders of Claims in
Class 2 will not vote to accept or reject the Joint Plan.

               4.3 CLASS 3 - OTHER PRIORITY CLAIMS. Class 3 consists of all
Other Priority Claims.

                   4.3.1 Treatment. On the Effective Date, each holder of an
Allowed Other Priority Claim shall receive Cash equal to the amount of such
Allowed Other Priority Claim.

                   4.3.2 Voting. Class 3 is unimpaired. The Holders of Claims in
Class 3 will not vote to accept or reject the Joint Plan.

               4.4 CLASS 4 - UNSECURED CLAIMS. Class 4 consists of all Unsecured
Claims.

                   4.4.1 Treatment of Class 4 Unsecured Claims. By checking the appropriate box on a timely cast Ballot, the Holder of a Class 4 Unsecured Claim may elect to receive one of the following treatments for its claim:

                         4.4.1.1 Class 4 Cash and Stock Consideration. On the
Effective Date, each holder of an Allowed Unsecured Claim electing to receive the Class 4 Cash and Stock Consideration shall receive Cash in an amount equal to fifty percent (50%) of the amount of such Allowed Unsecured Claim and a number of shares of HHI Common Stock equal to the quotient of fifty percent
(50%) of the amount of such Allowed Unsecured Claim divided by the HHI Common
Stock Distribution Price.

                         4.4.1.2 100% Cash Consideration. On the Effective Date,
each holder of an Allowed Unsecured Claim electing to receive the 100% Cash
Consideration shall receive Cash equal to the amount of such Allowed Unsecured
Claim, without payment of post-petition interest.

                         4.4.1.3 Default Treatment. Any Holder of an Unsecured
Claim that (a) fails to return a Ballot, (b) returns a defective or untimely
Ballot, or (c) returns a timely Ballot that fails to elect a treatment of its
Unsecured Claim shall be deemed to have elected to receive the 100% Cash
Consideration under section 4.4.1.2 above. There will be no payment of post-petition interest to any Holder of an Allowed Class 4 Unsecured Claim.

                   4.4.2 Voting. Class 4 is impaired. Because Class 4 is
impaired and Holders of Class 4 Claims receive consideration under the Joint
Plan, the Holders of Claims in Class 4 are permitted to vote to accept or reject the Joint Plan.

               4.5 CLASS 5 - LEASE RELATED CLAIMS. Class 5 consists of all Lease
Related Claims.

                                       13

                   4.5.1 Treatment of Class 5 Claims Voting to Accept the Joint
Plan. By checking the appropriate box on a timely cast Ballot, the Holder of a
Lease Related Claim may elect to receive one of the following treatments for its
Claim:

                         4.5.1.1 Class 5 Cash and Stock Consideration. On the
Effective Date, each holder of an Allowed Unsecured Claim (excluding postpetition interest) electing to receive the Class 5 Cash and Stock
Consideration shall receive Cash equal to fifty percent (50%) of the amount of such Allowed Lease Related Claim (excluding postpetition interest) and a number of shares of HHI Common Stock equal to the quotient of fifty percent (50%) of the amount of such Allowed Lease Related Claim (excluding postpetition interest)
divided by the HHI Common Stock Distribution Price.

                         4.5.1.2 Class 5 Note Consideration. On the Effective
Date, each holder of an Allowed Lease Related Claim electing to receive the
Class 5 Note Consideration shall receive a Class 5 Note in a principal amount equal to the amount of such Allowed Lease Related Claim.

                         4.5.1.3 Terms of Class 5 Notes. The Class 5 Notes shall
be unsecured obligations of the Reorganized Debtor, having the following terms:
(i) a principal amount equal to 100% of the Allowed Class 5 Lease Related Claim
(excluding postpetition interest); (ii) a maturity date of 15 years following the first business day of the second month after the Effective Date; (iii)
simple interest accruing as of the Effective Date and continuing thereafter until the full payment of the principal amount, at a rate of 6.5% per annum;
(iv) amortization payments made on the first Business Day of the first month after the Effective Date, and commencing on the first Business Day of the second month after the Effective Date and continuing until the maturity date of the
Class 5 Notes, equal monthly payments of principal and interest; and (v) without any covenants, guarantees, or cross-defaults. The Class 5 Notes may be prepaid at any time without limitation, penalty or premium.

                   4.5.2 Treatment of Class 5 Claims. In the event that Class 5 votes to reject the Joint Plan, holders of Allowed Lease Related Claims shall receive such treatment as the Bankruptcy Court determines will satisfy the requirements of section 1129(b) of the Bankruptcy Code.

                   4.5.3 Default Treatment. In the event that a Holder of a
Lease Related Claim: (a) fails to return a Ballot, (b) returns a defective or untimely Ballot, or (c) returns a timely Ballot that fails to elect a treatment of its Unsecured Claim), such Lease Related Claims shall be deemed to have elected to receive the Class 5 Note Consideration. There will be no payment of post-petition interest to any Holder of an Allowed Class 5 Lease Related Claim.

                   4.5.4 Voting. Class 5 is impaired. Because Class 5 is
impaired and Holders of Class 5 Claims receive consideration under the Joint
Plan, the Holders of Claims in Class 5 are permitted to vote to accept or reject the Joint Plan.

               4.6 CLASS 6 - CONVENIENCE CLAIMS. Class 6 consists of all
Convenience Claims.

                   4.6.1 Treatment. Each holder of a Convenience Claim in Class
6 shall receive Cash in an amount equal to 100% of the Allowed amount of such
Convenience Claim on the Effective Date or as soon thereafter as is practicable.
There will be no payment of post-petition interest to any Holder of an Allowed
Class 6 Convenience Claim.

                                       14

                   4.6.2 Voting. Class 6 is impaired. Because Class 6 is
impaired and Holders of Class 6 Claims receive consideration under the Joint
Plan, the Holders of Claims in Class 6 are permitted to vote to accept or reject the Joint Plan.

               4.7 CLASS 7 - INTERESTS. Class 7 consists of all Interests in the
Debtor.

                   4.7.1 Treatment. Holders of Class 7 Interests shall retain their Interests in the Reorganized Debtor without modification or alteration by the Joint Plan. All Interests held by HHI and HHIC shall be deemed Allowed
Interests.

                   4.7.2 Voting. Class 7 may or may not be impaired. The Holders of Interests in Class 7 are permitted to vote to accept or reject the Joint
Plan.

                                   ARTICLE V
                   MEANS FOR IMPLEMENTATION OF THE JOINT PLAN

               5.1 Revesting of Assets. On the Effective Date, without any further action or authorization on behalf of the Debtor, the Debtor shall be deemed, as a matter of law, merged into HHIC with HHIC as the surviving corporate entity and to be immediately thereafter renamed Hawaiian Airlines,
Inc., a Delaware corporation, hereafter the Reorganized Debtor. Except as otherwise provided in the Joint Plan, on and after the Effective Date, all property of the Estate of the Debtor, including all Rights of Action and
Recovery Actions, and any property acquired by the Debtor under or in connection with the Joint Plan will vest in the Reorganized Debtor free and clear of all
Claims, Liens, charges, other encumbrances and Interests. On the Effective Date, and as a result of the merger of the Debtor and HHIC, each issued and outstanding share of an equity interest in HHIC shall be exchange for one share of common stock of the Reorganized Debtor. On and after the Effective Date, the
Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy
Code or Bankruptcy Rules, other than restrictions expressly imposed by the Joint
Plan or the Confirmation Order.

               5.2 Restructuring Support Agreement. Prior to the commencement of a hearing to consider the adequacy of the Joint Disclosure Statement, the
Trustee and the HHI Parties entered into a Restructuring Support Agreement.
Under the Restructuring Support Agreement, HHI and RC Aviation made certain funding commitments that will provide all financing necessary to make all distributions required under the Joint Plan and to assure that the Reorganized
Debtor will have the Minimum Cash Balance on the Effective Date of the Joint
Plan. The actions to effect the transactions contemplated in the Restructuring
Support Agreement may include: (a) the execution and delivery of appropriate agreements or other documents of transfer, merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Joint Plan and that satisfy the requirements of applicable law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Joint Plan and having such other terms as the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, continuance or dissolution or similar instruments with the applicable governmental authorities; and (d) the taking of all other actions that the applicable Entities determine to be necessary or appropriate, including making other filings or recordings that may be required by applicable law in connection with such transactions.

                                       15

               5.3 Amended and Restated Articles of Incorporation & Amended and
Restated By-Laws. On the Effective Date, the Amended and Restated Articles of
Incorporation and Amended and Restated By-Laws shall be deemed adopted without further action of the shareholders or directors of the Reorganized Debtor and the Amended and Restated Articles of Incorporation shall be filed with the appropriate Secretary of State. The Amended and Restated Articles of
Incorporation and the Amended and Restated Bylaws as filed as part of the Joint
Plan Appendix shall be the Amended and Restated Articles of Incorporation and
the Amended and Restated Bylaws for Hawaiian Airlines, Inc., a Delaware
corporation, modified, as required, as the Reorganized Debtor will be a Delaware corporation and not a Hawaii corporation, and as otherwise required to conform to the provisions of the Joint Plan. The Amended and Restated Articles of
Incorporation will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy
Code. The Amended and Restated Articles of Incorporation shall also prohibit the
Reorganized Debtor for a period of two years from the Effective Date from paying any dividends or making any stock redemptions, or other payments to HHI, HHIC, or RC Aviation unless after giving effect to any such payment or other distribution, the Reorganized Debtor's unrestricted cash exceeds the Minimum
Cash Balance on January 31, 2005, provided however, that if the Effective Date occurs on any later date, that the Minimum Cash Balance shall be adjusted to account for seasonal variations in the Reorganized Debtor's cash balances.
Notwithstanding the foregoing, the Reorganized Debtor shall be permitted to make payments to (a) RC Aviation or its members to the extent that it or they hold the note described in section 5.7.3 of the Joint Plan; and (b) HHI for (i) the payment of interest on, or principal of, New Debt issued by HHI, whether or not held by an affiliate of RC Aviation; (ii) the payment of preferred dividends on any Series E Preferred Stock of HHI, whether or not held by an affiliate of RC
Aviation; (iii) customary costs and expenses of operating a publicly-traded entity not to exceed $2,000,000 annually, including, without limitation, filing fees and taxes, director fees and legal fees associated with the foregoing; (iv)
insurance; (v) legal fees associated with litigation or with a transaction involving the Reorganized Debtor, HHI or both, outside the ordinary course; and
(vi) accounting fees. After the Effective Date, the Reorganized Debtor may amend and restate its Amended and Restated Charters, Amended and Restated By-Laws and
other constituent documents as permitted by applicable non-bankruptcy law, except as provided herein.

               5.4 Management/Board of Directors. From and after the Effective
Date, the current members of the board of directors of HHI shall serve as the
Reorganized Debtor's Board of Directors subject to the terms and conditions of the Amended and Restated Articles of Incorporation, the Amended and Restated
By-Laws and applicable law. Mark Dunkerley, the President and Chief Operating
Office of the Debtor, shall be the Chief Executive Office of the Reorganized
Debtor. The remaining Officers of the Reorganized Debtor shall be the same as those Officers who are currently Officers of the Debtor (other than the Trustee whose appointment as representative of the Debtor and the Estate, and whose office and power as trustee for the Debtor and the Estate under the Bankruptcy
Code, shall terminate on the Effective Date). Those Officers will continue to be employed, in accordance with the terms and conditions of their respective employment agreements and other terms previously approved by the Bankruptcy
Court, subject to amendment or modification by agreement between the Reorganized
Debtor and the respective executives.

               5.5 Management Compensation Plan. The Management Compensation
Plan shall remain in full force and effect after the Effective Date for work performed prior to the Effective Date. After the Effective Date, the Board of
Directors of the Reorganized Debtor shall

                                       16

have the right to modify the Management Compensation Plan, or adopt alternative management incentive programs, in its sole and absolute discretion with respect to work performed after the Effective Date.

               5.6 Corporate Actions. On the Effective Date, all actions
contemplated by the Joint Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Joint Plan), including, without limitation, the following: (a) the adoption and the filing with the appropriate
Secretary of State of the Amended and Restated Articles of Incorporation; (b)
the adoption of the Amended and Restated By-Laws; and (c) the execution and the delivery of, and the performance under, each of the Joint Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing.
The Reorganized Debtor shall be authorized to take all corporate actions, and make all filings, as necessary and appropriate to effect the merger. All matters provided for under the Joint Plan involving the corporate structure of the
Reorganized Debtor and any corporate action required by the Reorganized Debtor in connection with the Joint Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Reorganized Debtor. On the
Effective Date, the appropriate officers of the Reorganized Debtor are authorized and directed to execute and to deliver the Joint Plan Documents and any other agreements, documents and instruments contemplated by the Joint Plan or the Joint Plan Documents in the name and on behalf of the Reorganized Debtor.

               5.7 Sources of Cash for Plan Distributions. The sources of Cash for distribution under the Joint Plan shall be the Debtor's Cash and Cash from
HHI and RC Aviation. Financing sources utilized by HHI and RC Aviation may include any of the following or any other manner of financing agreed to in writing by the Trustee:

                   5.7.1 New Debt. HHI and RC Aviation shall, to the extent
necessary to meet their financing obligations under the Joint Plan, obtain a commitment of one or more financial institutions or accredited investors to purchase new debt to be issued by Reorganized Debtor that generates net proceeds to the Reorganized Debtor of up to $150,000,000 (the "NEW DEBT"), provided, however, that HHI and RC Aviation shall not be required (but shall be authorized) to obtain a commitment for New Debt if HHI and RC Aviation receive commitments for the New Contribution, in a form reasonably satisfactory to the
Trustee, after consultation with the Committee, that are sufficient to fund all payments required under the Joint Plan and maintain the Minimum Cash Balance. Up to $100,000,000 of net proceeds of New Debt may be raised by the sale of notes issued by the Reorganized Debtor or HHI (the "NEW NOTES"), which New Notes may have a maximum aggregate principal amount of $150,000,000, on terms reasonably acceptable to the Trustee and the HHI Parties, after consultation with the
Committee. Up to $50,000,000 of New Debt may be secured debt of the Reorganized
Debtor pursuant to a new Senior Secured Loan Facility with an independent third-party lender providing $50,000,000 of financing to the Reorganized Debtor on terms to be negotiated, at market rates (the "SENIOR SECURED LOAN FACILITY").
If the Senior Secured Loan Facility is finalized, the amount raised through the
New Notes will be reduced by an amount equal to the Senior Secured Loan Facility and the maximum aggregate principal amount of the New Notes shall also be proportionately reduced.

                   5.7.2 New Contribution. Whether or any or all of the New Debt
permitted above is actually issued, on the Effective Date of the Joint Plan, the
HHI Parties will contribute to Debtor (the "NEW CONTRIBUTION") that amount required, after taking into account (i) the proceeds of the New Notes (if any)
and the funds available under the Senior Secured Loan

                                       17

Facility (if any), to fund the payments required to be paid on the Effective
Date under the Joint Plan, (ii) all payments required to be made on the
Effective Date under the Joint Plan to Holders of Allowed Claims (excluding
Holders of Allowed Ordinary Course Administrative Expense Claims) (it being understood that the amount of these payments will vary depending upon the elections made by Holders of Allowed Claims), and (iii) the Debtor's unrestricted cash balances on the Effective Date, to assure the Reorganized
Debtor will have the Minimum Cash Balance. The Trustee and HHI, after consultation with the Committee, will agree on the minimum amount of the New
Contribution prior to the Confirmation Hearing based on information then available regarding the Cash likely to be on hand on the Effective Date. The New
Contribution may be raised through a rights offering of HHI Common Stock to
HHI's shareholders (the "RIGHTS OFFERING"). If the Trustee, after consultation with the Committee, determines in his reasonable opinion that the Rights
Offering cannot be completed without unduly delaying the Effective Date, RC
Aviation will, within five Business Days of receiving written notice of such determination by the Trustee, fund the New Contribution on an interim basis through the purchase of Series E Preferred Stock of HHI, on the terms described on PLAN EXHIBIT C, which shall be redeemed under certain circumstances when the
Rights Offering is completed.

                   5.7.3 RC Aviation Controlled Claims. The Holders of the RC
Aviation Controlled Claims shall be deemed to have elected to receive the treatment specified in Section 4.5.1.1 of the Joint Plan. To the extent necessary to make all other Cash distributions under the Joint Plan on account of Allowed Claims and to fund the Disputed Claims Reserve on account of Disputed
Claims as provided for, and in accordance with the procedure and limitations on the determination of the dollar amounts thereof as provided for in, Section 7.7 of the Joint Plan, and have the Minimum Cash Balance, notwithstanding any alternative treatment specified herein, in lieu of all or part of the distribution of Cash equal to 50% of the RC Aviation Controlled Claims (the "50%
CASH DISTRIBUTION") as provided for in Section 4.5.1.1, Holders of RC Aviation
Controlled Claims shall receive on the Effective Date (1) such Cash as is available after making all other Cash distributions required by the Plan and reserving the Minimum Cash Balance (the "AVAILABLE CASH"); and (2) a promissory note of the Reorganized Debtor in the principal amount equal to the 50% Cash
Distribution, minus the Available Cash (the "RC NOTE"), that is all due and payable, with accrued interest on the first Business Day that is six months after the Effective Date (the "MATURITY DATE"). The RC Note shall bear interest from the Effective Date to the date of payment at rate of interest equal to
LIBOR plus five percent (5%), calculated daily based upon the number of days elapsed and assuming a 360 day year. The principal and accrued and unpaid interest on the RC Note may be paid, without premium or penalty, at or before the Maturity Date. The payment can be made in Cash only if (x) the Reorganized
Debtor's unrestricted cash balance exceeds the Minimum Cash Balance; or (y) the
Reorganized Debtor receives an additional cash equity contribution from HHI in an amount not less than the Cash to be paid on the RC Note. If the RC Note is not paid in Cash at or before the Maturity Date it shall be satisfied by the issuance of shares of HHI Common Stock (based upon the HHI Common Stock
Distribution Price). Notwithstanding anything to the contrary herein, if the
Available Cash equals at least the 50% Cash Distribution, the Holders of the RC
Aviation Controlled Claims shall be entitled to receive on the Effective Date the treatment specified in Section 4.5.1.1 of the Plan (i.e. the 50% Cash
Distribution and 50% of the RC Aviation Controlled Claims in Common Stock, based upon the HHI Common Stock Distribution Price).

                   5.7.4 Contribution of HHI Common Stock. On or prior to the
Effective Date, HHI shall contribute to the Debtor such shares of HHI Common
Stock as are necessary to make distributions under the Joint Plan.

                                       18

               5.8 Allowance of Ansett Claim. The Ansett Claim shall be Allowed in the amount no less than $106,320,000; provided, however, that the holder of the Ansett Claim shall reserve any and all rights to assert that the Allowed amount of the Ansett Claim is equal to its face amount of $107,506,114.

               5.9 Affirmation of Certain Tax Indemnity Obligations to Boeing.
This Joint Plan shall be deemed to affirm the obligations set forth in Section
2(f) of the Boeing MOU.

                                   ARTICLE VI
                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

               6.1 Assumption Generally. Except as otherwise provided in the
Joint Plan, or in any Final Order, on the Effective Date, pursuant to Bankruptcy
Code Section 365, each of the executory contracts and unexpired leases designated for assumption and listed on PLAN EXHIBIT A, which will be Filed with the Bankruptcy Court 5 days prior to the hearing on the Disclosure Statement and may be amended through the date that is 10 Days prior to the Confirmation
Hearing, by notice Filed by the Trustee and served on the parties affected by such amendment, shall be assumed by the Debtor.

                   6.1.1 Each executory contract and unexpired lease identified for assumption or not rejected under Section 6.13 shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease on the Effective Date, and the listing of such contract or lease on PLAN EXHIBIT A shall not constitute an admission by the Debtor, the Estate, or the Reorganized
Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Estate have any liability thereunder.

                   6.1.2 Any executory contract or unexpired lease that the
Debtor assumes shall be deemed to be a permitted assignment notwithstanding a provision in such contract or lease requiring consent of the nondebtor party to such contract or lease.

                   6.1.3 The execution and recording of any memorandum of lease relating to any unexpired lease listed on PLAN EXHIBIT A is hereby exempt from any law or requirement requiring lessor consent or joinder, whether express or otherwise, to such execution or recordation. The Reorganized Debtor or any agent or representative thereof, is hereby authorized to serve upon all filing and recording officers a notice, substantially in the form attached hereto as PLAN
EXHIBIT A, in connection with the execution, filing and recording of any memoranda of lease (whether recorded or unrecorded) in accordance with the Joint
Plan, to evidence and implement this paragraph. The appropriate state or local government filing and recording officers are hereby directed to accept for filing or recording any and all memoranda of lease to be executed, filed and recorded in accordance with the Joint Plan and the exhibits thereto, without need for lessor consent or joinder to such execution or recordation, and without the presentation of any affidavits, instruments, or returns otherwise required for recording, other than the Confirmation Order. The Bankruptcy Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

               6.2 Approval Of Assumption. The Confirmation Order shall
constitute an order of the Bankruptcy Court approving assumption of the
Executory Contracts and Unexpired Leases, as provided for under the Joint Plan, pursuant to Bankruptcy Code Section 365, as of the Effective Date, to the extent such contracts or leases are executory contracts or unexpired leases.

                                       19

               6.3 Objections To Assumption. Any party in interest wishing to object to the assumption of an executory contract or unexpired lease, shall file and serve on counsel for the Trustee, counsel for the Committee, counsel for the
HHI Parties, and the U.S. Trustee any objection to such assumption by the same deadline and in the same manner established for filing objections to
Confirmation, unless the assumption of such executory contract or unexpired lease is the subject of an amendment to PLAN EXHIBIT A, in which case the deadline is the date that is the earlier of: (a) 20 days after the date of such amendment; or (b) March 21, 2005. Failure to file and serve any such objection by the applicable deadline shall constitute consent to the assumption, an acknowledgment that there are no defaults or Cure Amount Claims due under the executory contract or unexpired lease identified for assumption, except as set forth in PLAN EXHIBIT A, and that adequate assurance of future performance in connection with the proposed assumption has been provided.

                   6.3.1 If an objection to assumption of an executory contract or unexpired lease is timely filed and: (a) a Final Order is entered determining that the executory contract or unexpired lease cannot be assumed; or (b) if the
Debtor (before the Effective Date) or the Reorganized Debtor (after the
Effective Date) give notice to the other party to such executory contract or unexpired lease stating that assumption of such contract or lease is not in the best interests of the Estate in light of the objection, then the contract or lease shall automatically thereupon be deemed to have been included on PLAN
EXHIBIT B, and rejected pursuant to Article VI.

                   6.3.2 If the rejection of an executory contract or unexpired lease pursuant to Article VI gives rise to an Allowed Claim, such Claim shall be classified in Class 4 (other than a Lease Related Claim, which shall be classified in Class 5); provided, however, that any Claim arising from such rejection which has not been barred by a prior order of the Bankruptcy Court shall be forever barred and shall not be enforceable unless a proof of Claim is
Filed within 30 days after the mailing of notice referred to in Article VI.

                   6.3.3 Nothing in Article VI shall constitute a waiver of any other applicable bar date.

               6.4 Payments Related To Assumption. Any monetary defaults, including Cure Amount Claims, under each executory contract and unexpired lease to be assumed under the Joint Plan, shall be satisfied, pursuant to Bankruptcy
Code Section 365(b)(1) , by payment of the Cure Amount Claim, if any as set forth in PLAN EXHIBIT A (or as otherwise agreed by the Reorganized Debtor and the parties to such executory contract or unexpired lease or as provided in a
Final Order, if a timely objection is filed to the assumption), and shall be paid on or as soon as practicable after the Effective Date by the Reorganized
Debtor. In the case of a dispute with respect to such cure amount set forth in a timely filed objection to the assumption, the Reorganized Debtor shall pay such
Cure Amount Claim in Cash on or as soon as practicable after entry of a Final
Order resolving the dispute, and approving the assumption.

               6.5 Collective Bargaining Agreements. Subject to Section 10.1.3,
the Trustee and the HHI Parties shall jointly seek to negotiate new or revised collective bargaining agreements with the Debtor's unions.

               6.6 Rejection Generally. As of the Effective Date, the following executory contracts and unexpired leases shall be rejected to the extent, if any, that they constitute executory contracts or unexpired leases of the Debtor, including any remaining obligations of the Debtor under any executory contract or unexpired lease assigned by the Debtor prior to the Petition Date: (a) each executory contract or unexpired lease of the Debtor that has not been

                                       20

previously assumed, assumed and assigned, or rejected by Final Order and whose term has not expired as of the Effective Date, and is not the subject of a motion pending on the Effective Date to assume or to assume and assign; (b) the executory contracts and unexpired leases listed on PLAN EXHIBIT B, which PLAN
EXHIBIT B will be filed 5 days prior to the hearing on the Disclosure Statement and may be amended through the date that is 10 days prior to the Confirmation
Hearing, on notice filed by the Debtor and served on the parties affected by such amendments. The listing of a contract or lease by category above, or on
PLAN EXHIBIT B, shall not constitute an admission by any party that such contract or lease is an executory contract or unexpired lease, or that the
Debtor or the Estate have any liability thereunder, nor shall such listing, the absence of an objection thereto, or Confirmation constitute a finding or determination that any such contract or lease is an executory contract or unexpired lease.

               6.7 Approval Of Rejection. The Confirmation Order shall
constitute an order of the Bankruptcy Court approving the rejection of the executory contracts and unexpired leases as provided for under the Joint Plan pursuant to Bankruptcy Code Sections 365 and 1123(b)(2). If an executory contract previously has been rejected, or is hereby rejected, under which the
Debtor are a licensor of intellectual property (as defined in Bankruptcy Code
Section 101(35A)), the licensee under such contract shall retain and may exercise its rights and remedies under Bankruptcy Code Section 365(n); provided, however, that nothing in the Joint Plan, or any Exhibits to the Joint Plan,
shall constitute an admission by the Debtor, the Estate or the Reorganized
Debtor that the Debtor is a licensor of intellectual property, or that
Bankruptcy Code Sections 101(35A) or 365(n) apply to any such contract.

               6.8 Objections To Rejection. Any party in interest wishing to object to the rejection of an executory contract or unexpired lease identified for rejection, as provided under the Joint Plan, shall file and serve on counsel for the Trustee, counsel for the Committee, counsel for the HHI Parties, and the
U.S. Trustee any objection by the same deadline and in the same manner established for filing objections to Confirmation, unless the rejection is the subject of an amendment to PLAN EXHIBIT B, in which case the deadline is the date that is the earlier of: (a) 20 days after the date of such amendment; or
(b) the day that is 5 days before the Confirmation Hearing. Failure to file and serve any such objection by the applicable deadline shall constitute consent to the rejection.

               6.9 Bar Date For Rejection Claims. Any Claim by any party to an executory contract or unexpired lease rejected hereunder shall be classified in
Class 4 (other than a Lease Related Claim, which shall be classified in Class
5); provided, however, that: (a) any Claim arising from rejection of an executory contract or unexpired lease which has not been barred by a prior order of the Bankruptcy Court, shall be forever barred and shall not be enforceable unless a proof of Claim is Filed within 30 days after the mailing of the Notice of Effective Date; and (b) nothing in Article VI shall constitute a waiver of the Claims Bar Date, if applicable.

               6.10 Bar Date for Bankruptcy Code ss. 365(n) Election. If the
rejection of an executory contract pursuant to the Joint Plan gives rise to the right by the other party or parties to such contract to make an election under
ss. 365(n) of the Bankruptcy Code to either treat such contract as terminated or to retain its rights under such contract, such other party to such contract will be deemed to elect to treat such contract as terminated unless such other party files and serves a notice of its alternative election on the Reorganized Debtor and its counsel within 30 days after the Effective Date.

                                       21

                                  ARTICLE VII
                        DISTRIBUTIONS AND RELATED MATTERS

               7.1 Reorganized Debtor to Serve As Disbursing Agent. The
Reorganized Debtor shall serve as the Disbursing Agent to hold and distribute
Cash and such other property as may be distributed pursuant to the Joint Plan, provided however, that the Reorganized Debtor, in its sole and absolute discretion, may employ another Person, on such terms as may be determined by the
Reorganized Debtor, to hold and distribute Cash and such other property as may be distributed pursuant to the Joint Plan. Even if the Disbursing Agent is a
Person other than the Reorganized Debtor, nonetheless the Disbursing Agent shall be an agent of the Reorganized Debtor and not a separate taxable entity with respect to, for example, the assets held, income received or disbursements or distributions made for the Reorganized Debtor. The Debtor or the Reorganized
Debtor will pay Ordinary Course Administrative Expenses. The Reorganized Debtor,
in its discretion, may delegate the making of all other distributions of Cash or
HHI Common Stock under the Joint Plan to a third party Disbursing Agent. On the
Effective Date, the Reorganized Debtor may transfer to the Disbursing Agent sufficient Cash to enable payments under the Joint Plan. The Cash received by the Disbursing Agent from the Reorganized Debtor shall be maintained in a segregated, interest bearing or similar investment account. The Disbursing Agent shall account for all distributions made from such Cash and shall file any reports or tax returns to the extent required under applicable law. Further, on the Effective Date, all of the HHI Common Stock to be distributed under the
Joint Plan may be delivered to a third party Disbursing Agent, for distribution in accordance with the terms and conditions of the Joint Plan. The Reorganized
Debtor shall not be required to provide a bond in connection with the making of any distributions pursuant to the Joint Plan.

               7.2 Dates of Distributions. The provisions of the Joint Plan for treatment of Administrative Expense Claims, Claims, and Interests specify the times for distributions. Whenever any payment or distribution to be made under the Joint Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day. Distributions due on the Effective Date will be paid on such date or as soon as practicable thereafter, provided that if other provisions of the Joint Plan require the surrender of securities or establish other conditions precedent to receiving a distribution, the distribution may be delayed until such surrender occurs or conditions are satisfied. If, under the terms of the Joint Plan, the resolution of a particular Disputed Claim, (e.g., it is not Allowed), entitles other Holders of Claims or Interests to a further distribution, either (a) the Reorganized Debtor or the Disbursing Agent may make such further distribution as soon as practicable after the resolution of the
Disputed Claim or (b) if the further distribution is determined in good faith, by the Reorganized Debtor or the Disbursing Agent who is to make such distribution, to be less than $500 for any Creditor, then, in order to afford the Reorganized Debtor an opportunity to minimize costs and aggregate such distributions, the Reorganized Debtor or the Disbursing Agent may make such further distribution any time prior to sixty (60) days after the Final
Resolution Date.

               7.3 Cash Distributions. Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtor, as applicable, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                                       22

               7.4 De Minimis Distributions. The Reorganized Debtor or
Disbursing Agent shall not distribute Cash to the holder of an Allowed Claim in an impaired Class if the total aggregate amount of Cash to be distributed on account of such Claim is less than $25, unless the Reorganized Debtor or the
Disbursing Agent determines within its sole discretion to make such distribution. Any holder of an Allowed Claim on account of which the total aggregate amount of Cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Debtor, the Reorganized Debtor or Disbursing Agent, or
their respective property.

               7.5 Distribution of HHI Common Stock. The Reorganized Debtor or
Disbursing Agent will distribute or cause to be distributed all HHI Common Stock to be distributed under the Joint Plan. Pending the distribution of HHI Common
Stock as provided by the Joint Plan, the Reorganized Debtor or Disbursing Agent
will cause the HHI Common Stock held by it for such distribution to be: (i)
represented in person or by proxy at each meeting of the stockholders of HHI;
(ii) voted in any election of directors of HHI, at the option of HHI, either (a)
proportionally with the votes cast by other stockholders of the HHI, or (b) for the nominees recommended by the Board of Directors of the HHI; and (iii) voted with respect to any other matter in the same manner as prescribed in (ii)(a)
above.

               7.6 Fractional Securities and Rounding of Payments. No fractional securities will be issued. If a distribution to a Holder of an Allowed Claim or
Allowed Interest would otherwise result in the issuance of a number of shares of
HHI Common Stock that is not a whole number, the actual distribution of shares of HHI Common Stock will be rounded down to the next whole number. No consideration will be provided to Holders of Claims or Interests in lieu of fractional shares of HHI Common Stock.

               7.7 Disputed Claims. Notwithstanding all references in the Joint
Plan to Claims that are Allowed, in undertaking the calculations prior to the
Effective Date concerning Allowed Claims or Allowed Administrative Expense
Claims under the Joint Plan, including the determination of the amount or number of distributions due to the Holders of Allowed Claims, Allowed Interests and
Allowed Administrative Expense Claims, and the amount of financing to be provided by HHI and RC Aviation with respect to payment of Cash distributions on the Effective Date and to meet the Minimum Cash Balance, each Disputed Claim shall be treated as if it were an Allowed Claim, Allowed Interest or Allowed
Administrative Expense Claim, in the amount that the Trustee and the HHI
Parties, after consultation with the Committee, determines is the amount that the Disputed Claim will become an Allowed Claim, except that if the Bankruptcy
Court estimates the likely portion of a Disputed Claim to be Allowed or authorized or otherwise determines the amount or number which would constitute a sufficient reserve for a Disputed Claim (which estimates and determinations may be requested by the Reorganized Debtor, but are not required), such amount or number as determined by the Bankruptcy Court shall be used as to such Claim;
provided however, such amount for Disputed Claims in Class 4 and Class 5 shall not exceed in $22 million in the aggregate.

                   7.7.1 Distributions of non-Cash consideration due in respect of a Disputed Claim shall be held and not made pending resolution of the
Disputed Claim. The Cash distributions due in respect of Disputed Claims in
Class 4 or Class 5 based on the calculations required by the Joint Plan shall be reserved (the "Disputed Claims Reserve") for the Holders of such Disputed
Claims, but such amount shall not exceed $22 million in the aggregate.

                   7.7.2 After an objection to a Disputed Claim is withdrawn, resolved by agreement, or determined by Final Order, the distributions due on account of any resulting

                                       24

Allowed Claim, Allowed Interest or Allowed Administrative Expense Claim shall be made by the Disbursing Agent, provided that any distribution of Cash shall be made from the Reorganized Debtor's Cash or the Disputed Claims Reserves, as
applicable. Such distribution shall be made at the time provided in the Joint
Plan for the next scheduled distribution to the class or type of Claim, Interest or Administrative Expense of such Holder and, if there is no such further scheduled time, within forty-five (45) days of the date that the Disputed Claim becomes an Allowed Claim, Allowed Interest or Allowed Administrative Expense. No
interest shall be due to a Holder of a Disputed Claim based on the delay attendant to determining the allowance of such Claim, Interest or Administrative
Expense.

                   7.7.3 Should a finally Allowed Claim or Allowed Interest of a
Holder otherwise entitle the Holder to a Cash distribution in an amount in excess of the undistributed assets in the Disputed Claims Reserve, unless the
Debtor elects to pay such Holder sooner or the Court or terms of the Joint Plan have limited the Holder's recourse to the amount held in the Disputed Claims
Reserve for its Disputed Claim, the Holder shall receive, for the shortfall in the reserve, amounts already due and in no event shall such Holder have recourse to any payments or distributions theretofore made to or for the benefit of any
Holder of a Claim, Interest or Administrative Expense Claim hereunder.

                   7.7.4 After an objection to such a Disputed Claim is
sustained in whole or in part by a Final Order or by agreement such that the
Disputed Claim is not Allowed in whole or in part, (1) if the Disputed Claim was treated as a potential Claim or Interest in a Class which, under the Joint Plan, shares among its members the consideration available for such Class, then the
Cash held in the Disputed Claims Reserve and any other consideration held in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Interest) shall no longer be held in the Disputed Claim Reserve and such Cash shall become the property of the Reorganized Debtor and may be used by the Reorganized Debtor in any manner not inconsistent with this Joint Plan, and such HHI Common Stock (or Class 5
Note) shall be cancelled. If the Claim is not Allowed (by example only, under 11
U.S.C. ss. 502(d)), the Claim of such Holder shall be cancelled, retired and of no further force and effect and such Holder shall be obligated to surrender any document, certificate or other matter evidencing such Claim. The Holders of any such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Joint Plan.

               7.8 Undeliverable and Unclaimed Distributions. If any
distribution under the Joint Plan is returned to the Reorganized Debtor or its agents as undeliverable or the check or other similar instrument or distribution by the Reorganized Debtor remains uncashed or unclaimed for one hundred eighty
(180) days, such Cash or HHI Common Stock shall be deemed to be "Unclaimed
Property." Upon Cash becoming Unclaimed Property, it immediately shall be revested in the Reorganized Debtor. Upon shares of HHI Common Stock or Class 5
Notes becoming Unclaimed Property, such shares or notes shall be cancelled.
Pending becoming Unclaimed Property, such Cash, Class 5 Notes, or HHI Common
Stock will remain in the possession of the Disbursing Agent and, if the
Disbursing Agent is notified in writing of a new address for the Holder, it shall cause distribution of the Cash or HHI Common Stock, as appropriate, within
45 days thereafter. Once there becomes Unclaimed Property for a Holder, no subsequent distributions for such Holder which may otherwise be due under the
Joint Plan will accrue or be held for such Holder, provided that, if the
Reorganized Debtor is notified in writing of such Holder's then-current address and status as a Holder under the Joint Plan, thereafter, the

                                       24

Holder will become entitled to its share of distributions, if any, which first become due after such notification.

               7.9 Compliance with Tax Requirements. The Reorganized Debtor and the Disbursing Agent shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Joint Plan. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the
Reorganized Debtor and the Disbursing Agent shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law.
With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor or the Disbursing
Agent, the Reorganized Debtor or the Disbursing Agent may, at their sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, that the Reorganized Debtor or the Disbursing Agent shall not be obligated to liquidate any securities to perform such withholding.

                                  ARTICLE VIII
                            PROCEDURES FOR RESOLVING
                         DISPUTED CLAIMS; AND LITIGATION

               8.1 Objections to Claims. All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Case. If an objection is required to be Filed and has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such
Claim has not been allowed earlier. An objection is deemed to have been timely
Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim.

               8.2 Authority to Prosecute Objections. After the Effective Date,
only the Reorganized Debtor will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy
Court.

               8.3 Estimation of Tax Claims. In addition to any other available remedies or procedures with respect to Tax Claims or Tax issues or liabilities, the Reorganized Debtor, at any time, may utilize (and receive the benefits of)
section 505 of the Bankruptcy Code with respect to: any Tax issue or liability relating to an act or event occurring prior to the Effective Date; or any Tax liability arising prior to the Effective Date. If the Reorganized Debtor utilizes section 505(b) of the Bankruptcy Code: (1) the Court shall determine the amount of the subject Tax liability or Claim in the event that the appropriate governmental entity timely determines a Tax to be due in excess of the amount indicated on the subject return; and (2) if the prerequisites are met for obtaining a discharge of Tax liability or Claim in accordance with section
505(b) of the Bankruptcy Code, the Reorganized Debtor and any successors to the
Debtor shall be entitled to such discharge which shall apply to any and all
Taxes relating to the period covered by such return.

                                       25

               8.4 Temporary or Permanent Resolution of Disputed Claims. The
Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any Disputed Claim, including without limitation any Tax Claim, pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Reorganized
Debtor has previously objected to such Disputed Claim or whether the Bankruptcy
Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Disputed Claim at any time during litigation concerning any objection to the Disputed Claim, including during the pendency of any appeal relating to any such objection. If the
Bankruptcy Court estimates any Disputed Claim, that estimated amount would constitute either the Allowed amount of such Disputed Claim or a maximum limitation on such Disputed Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Disputed Claim, the
Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Disputed Claim. In addition, the
Reorganized Debtor may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim, Interest or Administrative Expense Claim and the rights of the Holder of such Claim, Interest or Administrative Expense Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. All of the aforementioned objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

               8.5 Setoff. The Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any
Allowed Claim, Interest or Administrative Expense Claim and the distributions to be made pursuant to the Joint Plan on account of such Claim, Interest or
Administrative Expense Claim (before any distribution is made on account of such
Claim, Interest or Administrative Expense Claim), the Rights of Action of any
nature that the Debtor may hold against the Holder of such Allowed Claim,
Interest or Administrative Expense Claim. Neither the failure to set off nor the allowance of any Claim, Interest or Administrative Expense Claim hereunder will constitute a waiver or release by the Reorganized Debtor of any such Rights of
Action that it may have against such Holder.

               8.6 Rights of Action. Except as set forth in this Section 8.6, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor,
to the extent set forth below, and its successors, any assigns hereunder and future assigns will retain and may exclusively enforce any Rights of Action subject only to any express waiver or release thereof by the Trustee in the
Joint Plan or in any other contract, instrument, release, indenture or other agreement entered into in connection with the Joint Plan or entered into otherwise by the Trustee, and the Confirmation Order's approval of the Joint
Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Rights of Action. Absent such express waiver or release by the Trustee, the Reorganized Debtor, or its successors or assigns may pursue
Rights of Action, as appropriate, in accordance with the best interests of the
Reorganized Debtor (or its successors or future assigns). The Trustee may designate certain Rights of Action for transfer, on the Effective Date, to a litigation trust having terms that shall be governed by a litigation trust agreement. The Rights of Actions may be asserted or prosecuted before or after solicitation of votes on the Joint Plan or before or after the Effective Date.

                   8.6.1 Absent an express waiver or release as referenced
above, nothing in the Joint Plan shall (or is intended to) prevent, estop or be deemed to preclude the Reorganized Debtor from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Rights of Action and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel
(judicial, equitable or otherwise) or laches shall apply to such Rights of
Action upon or after

                                       26

Confirmation or Consummation. By example only and without limiting the foregoing, the utilization or assertion of a Right of Action or the initiation of any proceeding with respect thereto against a Person, by the Reorganized
Debtor or any successor to or assign of it, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of: (a)
the solicitation of a vote on the Joint Plan from such Person or such Person's predecessor in interest; (b) the Claim, Interest or Administrative Expense Claim
of such Person or such Person's predecessor in interest having been listed in the Debtor's Schedules, List of Holders of Interests, or in the Joint Plan,
Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim, Interest or Administrative Expense Claim of the Person or such
Person's predecessor in interest; or (d) Confirmation of the Joint Plan.

                   8.6.2 Notwithstanding any allowance of a Claim or
Administrative Expense Claim, the Reorganized Debtor reserves the right to seek, among other things, to have such Claim or Administrative Expense Claim disallowed if the Reorganized Debtor, at the appropriate time, determines that it has a defense under 11 U.S.C. ss. 502(d), e.g., the Reorganized Debtor holds a Right of Action for an Avoidance claim against the Holder of such Claim or
Administrative Expense Claim and such Holder after demand refuses to pay the amount due in respect thereto.

                                   ARTICLE IX
                      EXEMPTION FROM CERTAIN TRANSFER TAXES

               9.1 Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to the Reorganized Debtor or any other Person pursuant to the Joint Plan including (a) the issuance, transfer, or exchange of HHI
Common Stock, (b) the creation of any mortgage deed or trust, or other security interest, and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Joint Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar Tax or governmental assessment.

                                   ARTICLE X
                      CONDITIONS PRECEDENT TO CONFIRMATION
                       AND CONSUMMATION OF THE JOINT PLAN

               10.1 Conditions to Confirmation. The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section 10.3:

                   10.1.1 The Confirmation Order will be reasonably acceptable in form and substance to the Trustee and the HHI Parties and will expressly approve the Restructuring Support Agreement and authorize the transactions contemplated thereby.

                   10.1.2 All Exhibits to the Joint Plan will be in a form and substance reasonably satisfactory to the Trustee and the HHI Parties.

                   10.1.3 Collective bargaining agreements satisfactory to the
Trustee and HHI shall be agreed upon, or if no such agreement has been reached, the Bankruptcy Court shall have entered an order pursuant to Section 1113 of the
Bankruptcy Code authorizing the following modifications: existing collective bargaining agreements shall be extended in their current form and at their current wage and benefit levels for three (3) years beyond their amendable dates, provided however, that benefits under the Pilots' Pension Plan shall be frozen and replaced with defined contribution and disability plans having a cost no greater than the

                                       27

normal cost under the current Pilots' Pension Plan; provided, however, that this condition may be jointly waived by the Trustee and HHI exercising his or its own sole and absolute discretion.

                   10.1.4 The Confirmation Order is entered no later than August
26, 2005.

              10.2 Conditions to the Effective Date. The Effective Date will not occur, and the Joint Plan will not be consummated, unless and until each of the following conditions have been satisfied or duly waived pursuant to Section
10.3:

                   10.2.1 The Confirmation Order has been entered, has not been reversed, stayed, modified or amended and has become a Final Order.

                   10.2.2 The Confirmation Order shall authorize the Trustee and the HHI Parties to take all actions necessary or appropriate to implement the
Joint Plan, including consummation of the Restructuring Support Agreement and transactions contemplated by the Joint Plan, as well as the implementation and consummation of all contracts, instruments, releases and other agreements or documents contemplated by the Joint Plan, the Restructuring Support Agreement,
or the Restructuring Transactions.

                   10.2.3 The Restructuring Transactions have been consummated, either prior to or simultaneous with substantial consummation of the Joint Plan.

                   10.2.4 The Unsecured, non-Priority Claim held by the Internal
Revenue Service against the Debtor for Tax related penalties shall be not
Allowed by the Bankruptcy Court.

                   10.2.5 The Joint Plan shall not have been amended, altered or modified from the Joint Plan as confirmed, in any material respect, unless such amendment, alteration or modification has been consented to in accordance with
Section 14.1, and all Exhibits to the Joint Plan remain in form and substance reasonably satisfactory to the Trustee and the HHI Parties.

                   10.2.6 The Effective Date has occurred by February 26, 2006.

              10.3 Waiver of Conditions to the Confirmation or Effective Date.
Subject to Section 10.1.3, the conditions to Confirmation set forth in Section
10.1 and the conditions to the Effective Date set forth in Section 10.2 may be waived, in writing, in whole or in part by the Trustee and all of the HHI
Parties, after consultation with the Committee, at any time without an order of the Bankruptcy Court.

              10.4 Effect of Nonoccurrence of Conditions to the Effective Date.
If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section 10.3, then upon motion by the Trustee and the HHI
Parties, after consultation with the Committee, made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 10.4, (1) the Joint
Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the
Bankruptcy Code; (b) the assumptions, assignments or rejections of Executory
Contracts and Unexpired Leases pursuant to Article VI; and (c) the releases described in Section 13.6; and (2) nothing contained in the Joint

                                       28

Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtor; or (b) prejudice in any manner the rights of the
Debtor, the Trustee, the HHI Parties, or any other party in interest.

                                   ARTICLE XI
                                    CRAMDOWN

              11.1 The Joint Plan Proponents request Confirmation under section
1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Joint Plan pursuant to section 1126 of the Bankruptcy Code. The
Trustee and the HHI Parties, after consultation with the Committee, reserve the right to modify the Joint Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                  ARTICLE XII
                          RETENTION OF JURISDICTION AND
                              MISCELLANEOUS MATTERS

              12.1 Retention of Jurisdiction. Notwithstanding the entry of the
Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Reorganization Case and any of the proceedings related to the Reorganization Case pursuant to section 1142 of the
Bankruptcy Code and 28 U.S.C. ss. 1334 to the fullest extent permitted by the
Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Joint
Plan are carried out, provided, however, that the Bankruptcy Court shall not have jurisdiction with respect to Tax Claims that arise solely after the
Effective Date. Without limiting the generality of the foregoing, the Bankruptcy
Court shall retain jurisdiction for the following purposes:

                   12.1.1 establish the priority or secured or unsecured status of, allow, disallow, determine, liquidate, classify, or estimate any Claim,
Administrative Expense Claim or Interest (including, without limitation and by example only, determination of Tax issues or liabilities in accordance with
Bankruptcy Code ss.505), resolve any objections to the allowance or priority of
Claims or Administrative Expense Claim, or resolve any dispute as to the treatment necessary to reinstate a Claim or Administrative Expense Claim pursuant to the Joint Plan;

                   12.1.2 grant or deny any applications for allowance of
compensation or reimbursement of expenses authorized pursuant to the Bankruptcy
Code or the Joint Plan, for periods ending on or before the Effective Date;

                   12.1.3 resolve any matters related to the assumption,
assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims or
Administrative Expenses arising therefrom;

                   12.1.4 ensure that distributions to Holders of Allowed
Claims, Administrative Expense Claims or Interests are made pursuant to the provisions of the Joint Plan, and to effectuate performance of the provisions of the Joint Plan;

                   12.1.5 decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending before the Effective Date or that may be commenced thereafter as provided in the Joint Plan;

                                       29

                   12.1.6 except as otherwise provided in the Confirmation Order or in the Joint Plan, enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Joint Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Joint Plan, the Disclosure Statement or the Confirmation
Order, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                   12.1.7 resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Joint Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Joint Plan and the Confirmation Order or any Person's rights arising under or obligations incurred in connection with the Joint Plan or the Confirmation Order; provided, however, that, absent a Reorganized Debtor's request or consent, such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with a Reorganized Debtor's or any other entity's rights or obligations as: (a) the issuer or Holder, respectively, of any securities issued or delivered pursuant to the Joint Plan; or (b) a party to any agreements governing, instruments evidencing or documents relating to the securities issued or delivered pursuant to the Joint Plan;

                   12.1.8 subject to the restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Joint Plan, modify the Joint Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the
Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the
Joint Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Joint Plan, the Disclosure Statement, the Confirmation Order or any
contract, instrument, release, indenture or other agreement or document created in connection with the Joint Plan, the Disclosure Statement or the Confirmation
Order, in such manner as may be necessary or appropriate to consummate the Joint
Plan, to the extent authorized by the Bankruptcy Code;

                   12.1.9 issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Joint Plan or the Confirmation Order,

                   12.1.10 consider and act on the compromise and settlement of any Claim against, or Right of Action of the Debtor or Trustee or any of their successors or representatives;

                   12.1.11 decide or resolve any Rights of Action under the
Bankruptcy Code, including without limitation, Avoidance Actions and claims under sections 362, 510, 542 and 543 of the Bankruptcy Code,;

                   12.1.12 enter such orders as may be necessary or appropriate in connection with the recovery of the assets of the Debtor or the Reorganized
Debtor wherever located;

                   12.1.13 hear and determine any motions or contested matters involving Tax Claims or Taxes either arising prior (or for periods including times prior) to the Effective Date or relating to the administration of the
Reorganization Case, including, without limitation (i) matters involving federal, state and local Taxes in accordance with sections 346,

                                       30

505 and 1146 of the Bankruptcy Code, (ii) matters concerning Tax refunds due for any period including times prior to the Effective Date, (iii) any matters arising prior to the Effective Date affecting Tax attributes of the Reorganized
Debtor, and (iv) estimate or allow any Tax Claims asserted against the Debtor or
Reorganized Debtor;

                   12.1.14 determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                   12.1.15 enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Reorganization Case or the Joint Plan;

                   12.1.16 remand to state court any claim, cause of action, or proceeding involving the Debtor that was removed to federal court in whole or in part in reliance upon 28 U.S.C. ss. 1334;

                   12.1.17 determine any other matters that may arise in
connection with or relate to the Joint Plan, the Disclosure Statement, the
Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Joint Plan, the Disclosure
Statement or the Confirmation Order, except as otherwise provided in the Joint
Plan;

                   12.1.18 determine any other matter not inconsistent with the
Bankruptcy Code; and

                   12.1.19 enter an order concluding the Reorganization Case.

              12.2 Headings. The headings used in the Joint Plan are
inserted for convenience only and neither constitute a portion of the Joint Plan nor in any manner affect the construction of the provisions of the Joint Plan.

              12.3 Notices. All notices and requests in connection with the
Joint Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

         Debtor and Reorganized Debtor:

                           Mark Dunkerley
                           Chief Executive Officer
                           Hawaiian Airlines, Inc.
                           3375 Koapaka Street, Suite G-350
                           Honolulu, HI  96819
                           Facsimile:  (808) 835-3690

         with a copy to:

                           Bruce Bennett, Esq.
                           Hennigan, Bennett & Dorman LLP
                           601 S. Figueroa Avenue, Suite 3300
                           Los Angeles, CA  90017
                           Facsimile:  (213) 694-1234

                                       31

                           Tom E. Roesser, Esq.
                           Carlsmith Ball LLP
                           Pacific Tower, Suite 2200
                           1001 Bishop Street
                           Honolulu, HI  96813
                           Facsimile:  (808) 523-0842

         HHI and RC Aviation:

                           Lawrence Hershfield
                           Chief Executive Officer
                           Hawaiian Holdings, Inc.
                           c/o RC Aviation, LLC
                           12730 High Bluff Drive, Suite 180
                           San Diego, CA  92130
                           Facsimile:  (858) 523-1899

         with a copy to:

                           Jeffrey C. Krause, Esq.
                           Stutman, Treister & Glatt P.C.
                           1901 Avenue of the Stars, Suite 1200
                           Los Angeles, CA  90067
                           Facsimile:  (310) 228-5788

         Committee:

                           Brett H. Miller, Esq.
                           Otterbourg, Steindler, Houston & Rosen
                           230 Park Avenue
                           New York, NY  10169
                           Facsimile: (212) 682-6104

         with a copy to:

                           James A. Wagner, Esq.
                           Wagner, Choi & Evers P.C.
                           745 Fort Street, Suite 1900
                           Honolulu, HI  96813
                           Facsimile:  (808) 566-6900

               12.4 Other Notices. All notices and requests to any Person holding of record any Claim, Administrative Expense or Interest shall be sent to such Person at the Person's last known address, or if known by the Debtor, to the last known address of the Person's attorney of record. Any such Person may designate in writing any other address for purposes of this Section of the Joint
Plan, which designation will be effective on receipt.

               12.5 Mutual Cooperation. The Joint Plan Proponents shall (i) use commercially reasonable efforts to seek approval of a Disclosure Statement relating to the Joint

                                       32

Plan by the Bankruptcy Court, (ii) upon Bankruptcy Court approval of the
Disclosure Statement, use commercially reasonable efforts to solicit acceptances of the Joint Plan and (iii) take all other commercially reasonably necessary actions to support and obtain confirmation of and implement the Joint Plan.

               12.6 Successors and Assigns. The rights, duties and obligations of any Person named or referred to in the Joint Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

               12.7 Committee. The Committee shall be terminated on the
Effective Date; provided, however, that following the termination of the
Committee, the professionals employed by the Committee may prepare and File their respective Fee Applications, review Fee Applications Filed by
Professionals, and prosecute any objections to Fee Applications. Except as otherwise provided herein and notwithstanding anything provided in the
Bankruptcy Code, the Committee shall not have any rights under the Bankruptcy
Code as a Joint Plan Proponent, including without limitation rights under
Section 1127 of the Bankruptcy Code.

               12.8 Trustee's Professionals. Following the termination of the
Trustee's appointment on the Effective Date, the professionals employed by the
Trustee may prepare and File their respective Fee Applications and the Trustee's
Fee Applications.

               12.9 Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Joint Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Joint Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination that each term and provision of the Joint Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to their terms.

               12.10 No Waiver. Neither the failure of the Debtor to list a
Claim in the Debtor's Schedules, the failure of the Debtor to object to any
Claim or Interest for purposes of voting, the failure of the Reorganized Debtor to object to a Claim, Administrative Expense Claim or Interest prior to
Confirmation or the Effective Date, the failure of the Debtor to assert a Right of Action prior to Confirmation or the Effective Date, the absence of a proof of
Claim having been filed with respect to a Claim, nor any action or inaction of the Reorganized Debtor or any other party with respect to a Claim,
Administrative Expense Claim, Interest or Right of Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of the Debtor or its successors, before or after solicitation of votes on the Joint Plan or before or after Confirmation or the Effective Date to (a)
object to or examine such Claim, Administrative Expense Claim or Interest, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Rights of Action.

               12.11 Inconsistencies. In the event the terms or provisions of the Joint Plan are inconsistent with the terms and provisions of the exhibits to the Joint Plan or documents executed in connection with the Joint Plan, the terms of the Joint Plan shall control.

                                       33

                                  ARTICLE XIII
                             EFFECT OF CONFIRMATION

               13.1 Binding Effect of Confirmation. Confirmation will bind the
Debtor, all Holders of Claims, Administrative Expense Claims or Interests and
other parties in interest to the provisions of the Joint Plan whether or not the
Claim, Administrative Expense Claim or Interest of such Holder is impaired under the Joint Plan and whether or not the Holder of such Claim, Administrative
Expense Claim or Interest has accepted the Joint Plan.

               13.2 Good Faith. Confirmation of the Joint Plan shall constitute a finding that: (i) this Joint Plan has been proposed by the Joint Plan
Proponents in good faith and in compliance with applicable provisions of the
Bankruptcy Code; and (ii) all Persons' solicitations of acceptances or rejections of this Joint Plan and the offer, issuance, sale, or purchase of a security offered or sold under the Joint Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

               13.3 No Limitations on Effect of Confirmation. Nothing contained in the Joint Plan will limit the effect of Confirmation as described in section
1141 of the Bankruptcy Code.

               13.4 Discharge of Claims, Administrative Expenses and Interests.
Except as provided in the Joint Plan or Confirmation Order, the rights afforded hereunder and the treatment of Claims, Administrative Expense Claims and
Interests thereunder will be in exchange for and in complete satisfaction, discharge and release of all Claims and Administrative Expense Claims, including any interest accrued on Claims from the Petition Date. Except as provided in the
Joint Plan or the Confirmation Order, Confirmation will discharge the Debtor and
Reorganized Debtor from all Claims, Administrative Expense Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section
501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (c) the Holder of a Claim or
Administrative Expense Claim based on such debt has accepted the Joint Plan. As of the Confirmation Date, except as provided in the Joint Plan or the
Confirmation Order, all Entities shall be precluded from asserting against the
Debtor, the Reorganized Debtor, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date.

               13.5 Judicial Determination of Discharge. As of the Confirmation
Date, except as provided in the Joint Plan, all Persons shall be precluded from asserting against the Debtor any other or further Claims, Administrative Expense
Claims, Interests, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date. In accordance with the foregoing, except as provided in the Joint Plan or in the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such
Claims, Administrative Expense Claims and other debts and liabilities against the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharges shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged liability, Claim, or
Administrative Expense Claim. Notwithstanding the foregoing, the Department of
Transportation, Federal Aviation Authority, the United States Securities and
Exchange Commission, and other governmental agencies shall not be subject to the foregoing injunction

                                       34

with respect to the exercise and enforcement of any of their respective regulatory or police rights and powers.

              13.6 Injunctions. Except as provided in the Joint Plan or the
Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability that is satisfied or released, as applicable, or any holder of an Interest will be permanently enjoined from taking any of the following actions on account of any such discharged or satisfied Claims, debts or liabilities: (a) commencing or continuing in any manner any action or other proceeding against the Debtor,
Estate, Trustee, the Reorganized Debtor or their respective property, other than to enforce any right pursuant to the Joint Plan to a distribution; (b)
enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, Estate, Trustee, the Reorganized
Debtor or their respective property, other than as permitted pursuant to (a)
above; (c) creating, perfecting or enforcing any lien or encumbrance against the
Debtor, Estate, Trustee, the Reorganized Debtor or their respective property;
(d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor, Estate, Trustee, or the
Reorganized Debtor; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Joint Plan, provided however, that nothing herein shall affect or otherwise impair the existing right of setoff by the United States of mutual prepetition obligations. Notwithstanding the foregoing, the Department of Transportation,
Federal Aviation Authority, the United States Securities and Exchange
Commission, and other governmental agencies shall not be subject to the foregoing injunction with respect to the exercise and enforcement of any of their respective regulatory or police rights and powers.

                   13.6.1 As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Joint Plan will be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released
Entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Joint
Plan, provided however, that nothing herein shall affect or otherwise impair the existing right of setoff by the United States of mutual prepetition obligations.
Notwithstanding the foregoing, the Department of Transportation, Federal
Aviation Authority, the United States Securities and Exchange Commission, and
other governmental agencies shall not be subject to the foregoing injunction with respect to the exercise and enforcement of any of their respective regulatory or police rights and powers.

                   13.6.2 By accepting any distributions pursuant to the Joint
Plan, each Holder of an Allowed Claim or Interest receiving distributions pursuant to the Joint Plan will be deemed to have specifically consented to the injunctions set forth in this Section 13.6.

              13.7 Exemption from Securities Laws. The entry of the
Confirmation Order shall be (1) a final determination of the Bankruptcy Court that the HHI Common Stock authorized, issued or distributed pursuant to this
Joint Plan, are entitled to all of the benefits and

                                       35

exemptions provided by section 1145 of the Bankruptcy Code, (2) a final determination of the Bankruptcy Court that the HHI Common Stock is entitled to the exemptions from federal and state securities registration available under
Section 4(2) of the Securities Act of 1933, as amended, Rule 701 and/or
Regulation D of the Securities and Exchange Commission, and similar provisions of state securities law, and (3) deemed to incorporate the following provisions of this Article XIII as mixed findings of fact and conclusions of law.

               13.8 Initial Offer and Sale Exempt from Registration. Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, do not apply to the offer or sale of any HHI Common Stock in accordance with the Joint Plan.

               13.9 Exculpation and Limitation of Liabilities. To the maximum extent permitted by law, none of the Debtor, the Trustee, the Reorganized
Debtor, the Estate, the Committee, HHI, HHIC, RC Aviation, nor any of their employees, officers, directors, agents, members, representatives, or the professionals employed or retained by any of them, whether or not by Bankruptcy
Court order (each, an "EXCULPATED PERSON"), shall have or incur liability to any
Person for an act taken or omission made in good faith in connection with or related to the formulation of the Joint Plan, the Joint Disclosure Statement,
the Restructuring Support Agreement or a contract, instrument, release, or other agreement or document created in connection therewith, the solicitation of acceptances for or confirmation of the Joint Plan, or the consummation and implementation of the Joint Plan and the transactions contemplated therein. Each
Exculpated Person shall in all respects be entitled to reasonably rely on the advice of counsel with respect to its duties and responsibilities under the
Joint Plan. Entry of the Confirmation Order constitutes a judicial determination that the exculpation provision contained in this Section is necessary to, inter alia, facilitate Confirmation and feasibility and to minimize potential claims arising after the Effective Date for indemnity, reimbursement or contribution from the Reorganized Debtor. The Confirmation Order's approval of the Joint Plan also constitutes a res judicata determination of the matters included in the exculpation provisions of the Joint Plan.

               13.10 Plan Distributions and Transfers Deemed Not To Be
Fraudulent Transfers. The Confirmation Order is to be a judicial determination that no distribution or transfer of Cash, securities or other property under the
Joint Plan by the Debtor or Reorganized Debtor is to be deemed to have been made with the actual intent to hinder, delay, or defraud any creditor. Moreover, the
Confirmation Order shall also be a judicial determination that, with respect to a timely distribution or transfer by the Debtor or Reorganized Debtor of Cash, securities or other property which was required under the Joint Plan to be made on, or as soon as practicable after, the Effective Date, the Debtor or
Reorganized Debtor (1) was solvent at the time of such distribution or transfer and immediately thereafter, (2) was not left thereby with an unreasonably small amount of assets with respect to its intended business or transactions, and (3)
did not intend to incur, did not believe it would incur, and reasonably should have believed it would not incur, debts beyond its ability to pay as they became due.

                                  ARTICLE XIV
                       MODIFICATION OR WITHDRAWAL OF PLAN

               14.1 The Trustee and the HHI Parties, after consultation with the
Committee, may seek to amend or modify the Joint Plan at any time prior to its
Confirmation in the manner provided by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section
1125 of the Bankruptcy Code, except as the Bankruptcy

                                       36

Court may otherwise order, and the Trustee and the HHI Parties reserve the right to amend the terms of the Joint Plan or waive any conditions to its
Confirmation, effectiveness or consummation if the Trustee and the HHI Parties, after consultation with the Committee, determine that such amendments or waivers are necessary or desirable to confirm, effectuate or consummate the Joint Plan.
To the extent that the Trustee and the HHI Parties agree to a modification of the Joint Plan that is material, the Committee shall have the right to withdraw as a Joint Plan Proponent and shall, notwithstanding Section 12.5 of the Joint
Plan, be entitled to object to Confirmation of the Joint Plan.

               14.2 After confirmation of the Joint Plan, the Trustee and the
HHI Parties may apply to the Bankruptcy Court, pursuant to section 1127 of the
Bankruptcy Code, to modify the Joint Plan. After confirmation of the Joint Plan, the Trustee and the HHI Parties may apply to remedy defects or omissions in the
Joint Plan or to reconcile inconsistencies in the Joint Plan. The Joint Plan may not be altered, amended or modified without the written consent of the Trustee and the HHI Parties, after consultation with the Committee, or their successors.

               14.3 The Trustee and the HHI Parties reserve the right, to be exercised jointly, each in their sole and unfettered discretion, after consultation with the Committee, to revoke and withdraw the Joint Plan at any time prior to the Effective Date, in which case the Joint Plan will be deemed to be null and void (including, without limitation, (1) any discharge of Claims and
Administrative Expenses and termination of Interests pursuant to section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Joint Plan will be deemed null and void, and (3) nothing contained in the Joint Plan will (a) constitute a waiver or release of any Right of Action, Claim, Administrative Expense or Interest or (b) prejudice in any manner the rights of the Reorganized Debtor).

                                   ARTICLE XV
                              CONFIRMATION REQUEST

               15.1 The Joint Plan Proponents request that the Court confirm the
Joint Plan and that it do so, if applicable, pursuant to section 1129(b) of the
Bankruptcy Code notwithstanding the rejection of the Joint Plan by any impaired
Class.

                                       37



 DATED:           Honolulu, Hawaii
                  March 11, 2005                      /s/ Joshua Gotbaum
                                                      ---------------------------------------------------------------
                                                      Joshua Gotbaum, Chapter 11 Trustee for Hawaiian Airlines, Inc.

                                                      /s/ Randall Jenson
                                                      ---------------------------------------------------------------
                                                      Randall Jenson
                                                      For Hawaiian Holdings, Inc.

                                                      /s/ Randall Jenson
                                                      ---------------------------------------------------------------
                                                      Randall Jenson
                                                      For RC Aviation LLC

                                                      /s/ Randall Jenson
                                                      ---------------------------------------------------------------
                                                      Randall Jenson
                                                      For HHIC, Inc.

                                                      /s/ Brett H. Miller
                                                      ---------------------------------------------------------------
                                                      The Official Committee of Unsecured Creditors of Hawaiian
                                                      Airlines, Inc.


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